CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights" and "Counsel and Independent Registered Public Accounting Firm" and to the use of our report on Dreyfus Premier New Jersey Municipal Bond Fund, Inc. dated February 8, 2005, which is incorporated by reference, in this Registration Statement (Form N-1A Nos. 33-1266 and 811-05074) of Dreyfus Premier New Jersey Municipal Bond Fund.

ERNST & YOUNG LLP

New York, New York April 25, 2006